Exhibit 11

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report on the Kemper Income Trust - Kemper High Yield Fund II dated November 25, 1998 in the Registration Statement (Form N-1A) of Kemper Income Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08983).




                                                               ERNST & YOUNG LLP


Chicago, Illinois
November 25, 1998